Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 9, 2009 relating to the financial statements, which appears in Walter Investment Management Corp’s. Current Report on Form 8-K dated July 10, 2009.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Tampa, FL
July 16, 2009